Exhibit g(iii)  under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

                             A S S I G N M E N T



      THIS ASSIGNMENT is entered into as of June 7, 2000 by and between FEDERATED ADMINISTRATIVE SERVICES, a Delaware business trust ("FAS"), and FEDERATED SERVICES COMPANY (FSCo), a Pennsylvania corporation.

      WHEREAS, FAS has entered into an Administrative Services Agreement with Independence One Mutual Funds, dated December 18, 1989;

      WHEREAS, FAS desires to assign its right, duties, and responsibilities under those Agreements to FSCo; and

      WHEREAS, FSCo desires to accept the assignment of this Agreement from FAS;

      KNOW ALL MEN BY THESE PRESENTS:

            In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, FAS does hereby assign all its rights, interests, and responsibilities under the Administrative Services Agreement described above to FSCo, and FSCo does hereby accept such assignment, subject to the following terms and conditions:

      1. This Assignment shall be subject to the consent of the Board of Trustees of Independence One Mutual Funds.

      2. The Assignment of the Administrative Services Agreement shall occur on a date mutually acceptable to FAS and FSCo, following the consent of the Board of Trustees of Independence One Mutual Funds.

            IN WITNESS WHEREOF, the parties hereto have cause this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.



                                    FEDERATED ADMINISTRATIVE SERVICES


                                    By:  /s/ Victor R. Siclari
                                       ------------------------------
                                    Name:  Victor R. Siclari
                                    Title:  Secretary


                                    FEDERATED SERVICES COMPANY


                                    By:  /s/ Joseph M. Huber
                                       ------------------------------
                                    Name:  Joseph M. Huber
                                    Title:  Secretary